EXHIBIT 24.2

COCA-COLA ENTERPRISES INC.
MEETING OF THE BOARD OF DIRECTORS
ATLANTA, GEORGIA
DECEMBER 19, 2000
9:30 A.M.

Proposed resolutions approving S-8 filings

RESOLVED, that the Board of Directors hereby adopts the Coca-Cola Enterprises Inc. Restricted Stock Deferral Plan (Effective January 1, 2001) substantially in the form presented to this meeting and attached hereto, authorizes the issuance of up to 1,500,000 shares of the Company’s common stock under such plan, directs that it be submitted for consideration for approval by the share owners of the Company at the 2001 Annual Meeting of Share Owners and hereby recommends the approval of such plan by the share owners; and

RESOLVED, that the Board of Directors hereby adopts the Coca-Cola Enterprises Inc. 2001 Stock Option Plan substantially in the form presented to this meeting and attached hereto, authorizes the issuance of up to 40,000,000 shares of the Company’s common stock under such plan, directs that it be submitted for consideration for approval by the share owners of the Company at the 2001 Annual Meeting of Share Owners and hereby recommends the approval of such plan by the share owners; and

RESOLVED, that the Board of Directors hereby adopts the Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan substantially in the form presented to this meeting and attached hereto, authorizes the issuance of up to 5,000,000 shares of the Company’s common stock under such plan, and directs that it be submitted for consideration for approval by the share owners of the Company at the 2001 Annual Meeting of Share Owners and hereby recommends the approval of such plan by the share owners; and

RESOLVED, that the Company be, and it hereby is, authorized to file with the Securities and Exchange Commission a registration statement, including any exhibits thereto and any amendments and supplements thereto, on any appropriate form authorized by the Securities and Exchange Commission under the Securities Act of 1933, as amended, providing for registration of the following numbers of shares for the following plans: 1,500,000 shares of the Company's common stock issuable under the Company’s Restricted Stock Deferral Plan (Effective January 1, 2001), 40,000,000 shares of the Company’s common stock issuable under the Company’s 2001 Stock Option Plan, and 5,000,000 shares of the Company’s common stock issuable under the Company’s 2001 Restricted Stock Award Plan (collectively, the "Plans"); and

FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a power of attorney appointing the directors and officers of the Company, or any of them, to act as attorney in fact for the Company for the purpose of executing and filing with the Securities and Exchange Commission any such registration statement, or any amendment or supplement, thereto, or any document deemed appropriate by any such officer in connection therewith; and

FURTHER RESOLVED, that John R. Parker, Jr. be, and he hereby is, designated and appointed as the agent for service of the company in all matters related to such registration statement; and

FURTHER RESOLVED, that the Company may execute and deliver to the New York Stock Exchange, Inc. or any other appropriate exchange, any application, including any amendment or supplement thereto, for the listing of shares of the Company's common stock that may be issued under the Plans, upon official notice of issuance, and may appoint a listing agent or listing agents to represent the Company for such purpose and to execute, in the name and on behalf of the Company, any other agreement or instrument that may be necessary or appropriate to accomplish such listing; and

FURTHER RESOLVED, that the Company be, and it hereby is, authorized to effect or maintain the registration or qualification (or exemption therefrom) of all or any part of the securities that may be issued under the Plans for offer or sale under the securities laws of any of the states or jurisdiction of the United States of America or under the applicable laws or regulations of any country or political subdivision thereof; and

FURTHER RESOLVED, that any officer of the Company, or such other person or persons as the chief executive officer or his designee may appoint, be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such person may deem appropriate to carry out the intent and purpose of the preceding resolutions and to effect the transactions contemplated thereby.